SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 January 11, 2006
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                  84-1060803
--------------                ----------          --------------------
  (State of                   Commission           (I.R.S. Employer
Incorporation)                 File No.            Identification No.)



                  Suite 4300
                  370 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



















ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 11, 2006, Delta Petroleum Corporation ("we," "us," "our" or "the Company") entered into an Employment Agreement with Stanley F. Freedman, who became Executive Vice President, General Counsel and Secretary of Delta on January 3, 2006. The initial term of employment under the Employment Agreement commenced effective January 1, 2006 and is through December 31, 2006. The term of the Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The base annual salary for Mr. Freedman is $240,000. He will also be entitled to receive 40,000 shares of restricted Common Stock that will vest three years after the date of grant, and will be entitled to receive bonuses based on a percentage of his base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

     In the event the employment of Mr. Freedman is terminated other than for cause (as defined in the Employment Agreement) or if he resigns for "good reason" (as defined in the Employment Agreement), then he will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus. In the event that his Employment Agreement is not renewed, at the time that his employment is terminated he will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us. The Employment Agreement also includes non-solicitation and non-competition obligations on the part of Mr. Freedman that survive for one year following the date of termination.

     Also on January 11, 2006 we entered into a Change of Control Executive Severance Agreement ("CoC Agreement") with Mr. Freedman which provides that, following a change in control of the Company as defined in the CoC Agreement and the termination of his employment, he would receive, in addition to the severance payments provided for in his Employment Agreement, the continuation of certain benefits including medical insurance and other benefits provided to him for a period of three years. The CoC Agreement also includes non-solicitation and non-competition obligations that survive for one year following the date of termination. The CoC Agreement also provides that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes. The CoC Agreement is effective as of January 1, 2006 and has an initial term through December 31, 2006. It will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

     The above descriptions of the Employment Agreement and CoC Agreement are qualified in their entirety by reference to the copies of such agreements filed as exhibits to this Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

     Each exhibit identified below is filed as part of this report:

     Exhibit 10.1 Employment Agreement with Stanley F. Freedman dated January 11, 2006.

     Exhibit 10.2 Change in Control Executive Severance Agreement with Stanley F. Freedman dated January 11, 2006.




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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)

Date:  January 12, 2006              By: /s/ Roger A. Parker
                                        -----------------------------
                                        Roger A. Parker, President
                                        and Chief Executive Officer






















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